Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-249981 and 333-261875 on Form S-3 and Registration Statement No. 333-251883 on Form S-8 of our report dated March 30, 2021 (May 17, 2021 as to the effects of the restatement discussed in Note 2), relating to the financial statements of Fisker Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
Los Angeles, California
February 28, 2022